UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011 (May 6, 2011)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Joseph T. Gorman retired from the Board of Directors of Alcoa Inc. (“Alcoa”) when his term expired on May 6, 2011.

(e) On May 6, 2011, Alcoa shareholders approved the Alcoa Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan (the “Plan”). A summary of the Plan was set forth under the heading “Item 5 – Proposal to Adopt Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan” in Alcoa’s definitive proxy statement for the 2011 annual meeting of shareholders filed with the Securities and Exchange Commission on March 7, 2011 (the “2011 Proxy Statement”) and is incorporated herein by reference. The summary of the Plan is qualified in its entirety by reference to the full text of the Plan which was attached as Attachment D to the 2011 Proxy Statement and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2011 annual meeting of Alcoa shareholders was held on May 6, 2011.

(b) Set forth below are the voting results for each of the matters submitted to a vote of the shareholders. As of the record date for the annual meeting, there were 1,061,578,724 shares of common stock outstanding and entitled to vote. 783,929,650 shares of common stock were represented in person or by proxy at the annual meeting.

Item 1. The three nominees for election to the Board of Directors named in the 2011 Proxy Statement were elected, each for a three-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Klaus Kleinfeld	509,021,730	26,953,113	23,043,397	224,911,410
James W. Owens	523,922,173	25,532,481	9,563,586	224,911,410
Ratan N. Tata	502,274,275	42,805,299	13,938,666	224,911,410

Item 2. The proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the independent auditor of Alcoa for 2011 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
769,333,747	11,299,104	3,296,799	0

Item 3. The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
465,723,255	87,252,194	6,042,234	224,911,967

Item 4. The proposal on the frequency of future advisory votes on executive compensation received the following votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
356,011,926	9,143,360	188,641,889	5,219,887	224,912,588

See Item 5.07(d) below.

Item 5. The proposal to adopt an Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
536,127,897	20,034,598	2,838,602	224,928,553

Item 6. The proposal to eliminate the super-majority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection), which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
746,520,006	31,611,189	5,794,639	3,816

Item 7. The proposal to eliminate the super-majority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections), which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
745,398,739	32,606,973	5,920,122	3,816

Item 8. The proposal to eliminate the super-majority voting requirement in Article EIGHTH of the Articles of Incorporation relating to the removal of directors, which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
748,624,337	29,321,582	5,979,816	3,915

Item 9. The shareholder proposal to take action by written consent was approved, as an advisory vote, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
327,359,139	226,523,075	5,131,916	224,915,520

Item 10. The shareholder proposal to declassify the Board was approved, as an advisory vote, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
450,876,352	103,933,738	4,206,486	224,913,074

(d) Based upon the voting results on Item 4, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

10	Alcoa Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan (incorporated by reference to Attachment D to Alcoa’s Definitive Proxy Statement on Form DEF 14A filed March 7, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Nicholas J. DeRoma
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: May 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10	Alcoa Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan (incorporated by reference to Attachment D to Alcoa’s Definitive Proxy Statement on Form DEF 14A filed March 7, 2011).